Exhibit 99.5

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Financial Report with Supplementary Information

For the Period Ended October 17, 2025, and Year Ended December 31, 2024

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Table of Contents

Page

Independent Auditor’s Report	1
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statements of Equity	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7
Consolidating Balance Sheet – October 17, 2025	19
Consolidating Balance Sheet – December 31, 2024	20
Consolidating Statement of Operations – Period Ended October 17, 2025	21
Consolidating Statement of Operations – Year Ended December 31, 2024	22

INDEPENDENT AUDITOR’S REPORT

To the Board of Trustees

of SRM Inc. dba

Schwarz Ready Mix and Subsidiaries

Opinion

We have audited the accompanying consolidated financial statements of Schwarz Ready Mix and Subsidiaries (an Oklahoma corporation) (the “Companies”), which comprise the consolidated balance sheets as of October 17, 2025, and December 31, 2024, and the related consolidated statements of operations, equity, and cash flows for the period and year then ended, and the related notes to the financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of October 17, 2025, and December 31, 2024, and the results of its operations and its cash flows for the period and year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Companies and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Companies’ ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

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•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Companies’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

We have audited the consolidated financial statements of the Companies as of and for the period ended October 17, 2025, and year ended December 31, 2024, and have issued our report thereon dated March 18, 2026, which expressed an unmodified opinion on those consolidated financial statements. Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating schedule of balance sheets and consolidating statements of income are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Oklahoma City, Oklahoma
March 18, 2026

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets

October 17, 2025, and December 31, 2024

	October 17, 2025	December 31, 2024
Assets

Current assets
Cash	$1,010,205	$3,672,792
Accounts receivable, net of allowance for doubtful of $145,401, and $81,222, respectively	10,943,046	11,125,580
Inventory	3,594,369	3,420,090
Prepaid expenses	224,298	655,686
Total current assets	15,771,918	18,874,148
Other long-term assets	20,000	20,000
Goodwill	5,453,386	5,453,386
Right-of-use assets	424,606	1,305,300
Property and equipment, net	25,355,160	27,446,470
Total long-term assets	31,253,152	34,225,156
Total assets	$47,025,070	$53,099,304
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,736,054	$5,097,486
Accrued expenses	444,906	821,401
Customer deposits	-	3,240,302
Income taxes payable	579,527	546,344
Line of credit	-	137,955
Current maturities of lease liabilities	145,818	136,225
Current maturities of long-term debt	-	2,733,501
Total current liabilities	6,906,305	12,713,214
Long-term liabilities
Asset retirement obligation	50,000	50,000
Notes payable to shareholders and members	2,147,000	8,263,000
Long-term lease liabilities, net of current maturities	278,788	1,169,075
Long-term debt, net of current maturities	-	1,454,435
Total long-term liabilities	2,475,788	10,936,510
Total liabilities	9,382,093	23,649,724

Stockholders’ Equity
Common stock - $1 par value, 100,000 authorized shares; 1,000 shares issued and outstanding	1,000	1,000
Retained earnings	23,976,034	18,660,616
Total stockholders’ equity - Schwarz Ready Mix	23,977,034	18,661,616
Noncontrolling interests	13,665,943	10,787,964
Total equity	37,642,977	29,449,580
Total liabilities and stockholders’ equity	$47,025,070	$53,099,304

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Operations

Period Ended October 17, 2025, and Year Ended December 31, 2024

	October 17,	December 31,
	2025	2024
Revenues earned
Cost of revenues earned	$75,430,502	$94,614,840
Gross profit	64,052,583	83,425,787
	11,377,919	11,189,053
General and administrative expenses	3,095,983	5,011,600
Income from operations	8,281,936	6,177,453
Other income (expense)
Interest expense	(366,483)	(961,477)
Gain on sale of assets	780,437	78,083
Other income	80,691	153,720
	494,645	(729,674)
Net income before income taxes	8,776,581	5,447,779
Income tax expense	(583,184)	(581,181)
Net income - consolidated	8,193,397	4,866,598
Net income attributable to noncontrolling interests	2,877,979	1,054,951
Net income - Schwarz Ready Mix	$5,315,418	$3,811,647

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Equity

Period Ended October 17, 2025, and Year Ended December 31, 2024

	Common Stock	Retained Earnings (Deficit)	Total Stockholder’s Equity (Deficit)	Noncontrolling Interest	Total Equity
Balance, January 1, 2024	$1,000	$14,848,969	$14,849,969	$9,733,013	$24,582,982
Net income (loss)	-	3,811,647	3,811,647	1,054,951	4,866,598
Balance, December 31, 2024	1,000	18,660,616	18,661,616	10,787,964	29,449,580
Net income (loss)	-	5,315,418	5,315,418	2,877,979	8,193,397
Balance, October 17, 2025	$1,000	$23,976,034	$23,977,034	$13,665,943	$37,642,977

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Cash Flows

Period Ended October 17, 2025, and Year Ended December 31, 2024

	October 17, 2025	December 31, 2024
Reconciliation of net income (loss) to cash provided by operating activities:
Net income	$8,193,397	$4,866,598
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of fixed and right-of-use assets	3,822,068	5,445,495
Bad debt	(10,953)	28,639
Gain on sale of assets	(780,437)	(78,083)
Change in operating assets and liabilities net:
Accounts receivable	193,487	(1,822,789)
Inventory	(174,279)	318,032
Prepaid expenses	431,388	(103,588)
Income tax receivable	33,183	680,228
Accounts payable	638,568	1,558,018
Accrued expenses	(376,495)	(598,644)
Customer deposits	(3,240,302)	3,240,302
Net cash provided by operating activities	8,729,625	13,534,208

Investing activities:
Purchases of property and equipment	(1,919,481)	(7,316,231)
Proceeds from sale of property and equipment	1,068,646	-
Net cash used in investing activities	(850,835)	(7,316,231)

Financing activities:
Proceeds from the line of credit	-	137,955
Payments on the line of credit	(137,955)	(849,408)
Payment on lease liabilities	(99,486)	(124,878)
Payments to notes to members	(6,116,000)	(950,000)
Proceeds from issuance of long-term debt	717,751	5,004,938
Principal payments on long-term debt	(4,905,687)	(6,190,491)
Net cash used in financing activities	(10,541,377)	(2,971,884)

Net change in cash	(2,662,587)	3,246,093

Cash at beginning of year	3,672,792	426,699

Cash at end of year	$1,010,205	$3,672,792

Supplemental disclosure of cash flow information and non cash investing and financing activities
Interest paid	$369,497	$992,599

Income taxes paid	$550,000	$200,000

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1.	Nature of Operations and Significant Accounting Policies

Nature of operations: SRM, Inc. dba Schwarz Ready Mix. (SRM) was incorporated December 30, 1976, under the laws of the State of Oklahoma. SRM is engaged in the manufacturing and sale of ready-mixed concrete. Schwarz Sand, LLC (Sand) was organized as an Oklahoma limited liability company in February of 2000. Sand is engaged in the sale and production of sand. SRM Leasing, LLC (Leasing) was organized as an Oklahoma limited liability company on April 5, 2013 and includes its majority owned subsidiaries, Schwarz CNG Holdings, LLC (CNG) and Schwarz BCS, LLC (BCS). Leasing was formed to hold property and equipment which it leases to SRM and Sand. CNG was dissolved during 2019 and all balance sheet items were transferred to SRM and Leasing. BCS was dissolved during 2024 and all balance sheet items were transferred to Leasing.

The LLC companies were formed under operating agreements which specify that ownership in the company will be represented by the amount of capital contributed. All profits and losses of the companies are allocated to the members based on their percentage of ownership. Members’ liability is limited to the balances of their respective capital accounts. The companies were established in perpetuity and will only cease to exist if dissolved in accordance with the dissolution requirements in the operating agreement.

Principles of consolidation: The consolidated financial statements include the accounts of SRM, Inc. dba Schwarz Ready Mix, Schwarz Sand, LLC, a variable interest entity, and SRM Leasing, LLC and its subsidiaries Schwarz CNG Holdings, LLC, a variable interest entity, and Schwarz BCS, LLC, a variable interest entity (collectively, the Companies). All material intercompany accounts and transactions have been eliminated.

Basis of accounting: The Companies prepare the consolidated financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, revenues are recognized when earned, and expenses are recognized when incurred.

Use of estimates: Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. On an ongoing basis, the Companies evaluate their estimates, including those related to bad debts, inventories, deferred tax valuation allowances and asset retirement obligations. The Companies base their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could vary from the estimates that were used in preparing the financial statements and could do so in the near-term.

Inventory: Inventory consists of rock, sand, and other materials used in the production of ready-mixed concrete and are valued at the lower of cost (first-in, first-out method) or net realizable value.

Property and equipment: Property and equipment are stated on the basis of cost. Depreciation is provided by use of straight-line method for financial reporting purposes and the accelerated cost recovery and modified accelerated cost recovery systems for income tax purposes.

Building and leasehold improvements	39 years
Machinery and equipment	3-10 years
Transportation equipment	3-7 years
Office equipment	3 years

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1.	Nature of Operations and Significant Accounting Policies

Nature of operations: SRM, Inc. dba Schwarz Ready Mix. (SRM) was incorporated December 30, 1976, under the laws of the State of Oklahoma. SRM is engaged in the manufacturing and sale of ready-mixed concrete. Schwarz Sand, LLC (Sand) was organized as an Oklahoma limited liability company in February of 2000. Sand is engaged in the sale and production of sand. SRM Leasing, LLC (Leasing) was organized as an Oklahoma limited liability company on April 5, 2013 and includes its majority owned subsidiaries, Schwarz CNG Holdings, LLC (CNG) and Schwarz BCS, LLC (BCS). Leasing was formed to hold property and equipment which it leases to SRM and Sand. CNG was dissolved during 2019 and all balance sheet items were transferred to SRM and Leasing. BCS was dissolved during 2024 and all balance sheet items were transferred to Leasing.

The LLC companies were formed under operating agreements which specify that ownership in the company will be represented by the amount of capital contributed. All profits and losses of the companies are allocated to the members based on their percentage of ownership. Members’ liability is limited to the balances of their respective capital accounts. The companies were established in perpetuity and will only cease to exist if dissolved in accordance with the dissolution requirements in the operating agreement.

Principles of consolidation: The consolidated financial statements include the accounts of SRM, Inc. dba Schwarz Ready Mix, Schwarz Sand, LLC, a variable interest entity, and SRM Leasing, LLC and its subsidiaries Schwarz CNG Holdings, LLC, a variable interest entity, and Schwarz BCS, LLC, a variable interest entity (collectively, the Companies). All material intercompany accounts and transactions have been eliminated.

Basis of accounting: The Companies prepare the consolidated financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, revenues are recognized when earned, and expenses are recognized when incurred.

Use of estimates: Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. On an ongoing basis, the Companies evaluate their estimates, including those related to bad debts, inventories, deferred tax valuation allowances and asset retirement obligations. The Companies base their estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could vary from the estimates that were used in preparing the financial statements and could do so in the near-term.

Inventory: Inventory consists of rock, sand, and other materials used in the production of ready-mixed concrete and are valued at the lower of cost (first-in, first-out method) or net realizable value.

Property and equipment: Property and equipment are stated on the basis of cost. Depreciation is provided by use of straight-line method for financial reporting purposes and the accelerated cost recovery and modified accelerated cost recovery systems for income tax purposes.

Building and leasehold improvements	39 years
Machinery and equipment	3-10 years
Transportation equipment	3-7 years
Office equipment	3 years

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Impairment of long-lived assets: The Companies periodically evaluate their long-lived assets to determine potential impairment by comparing the carrying value of the assets with the estimated future undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future undiscounted cash flows be less than the carrying value, the Companies would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the assets. Management has determined that no impairment of long-lived assets exists for period ended October 17, 2025, and year ended December 31, 2024, respectively.

Receivables and credit policies: Trade accounts receivable are uncollateralized customer obligations due under normal trade terms. Receivables are recorded based on the amounts invoiced to customers. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s estimate of the amounts that will not be collected. Management provides for probable uncollectible amounts through a charge to bad-debt expense and a credit to the allowance for doubtful accounts based on historical collection trends and an assessment of the creditworthiness of current customers. The adequacy of the allowance for doubtful accounts is evaluated periodically through an individual assessment of potential losses on customer accounts giving particular emphasis to accounts with invoices more than 30 days past the due date. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to trade accounts receivable. Recoveries on accounts previously written off are credited back to the allowance for doubtful accounts.

Method for Estimating Expected Credit Losses for Customer Receivables Using an Aging Schedule

SRM sells its services to a broad range of customers, primarily general contractors and construction companies. Customers typically are provided with payment terms of being payable upon receipt of the invoice. SRM has tracked historical loss information for its trade receivables and compiled historical credit loss percentages for different aging categories. Management believes that the historical loss information it has compiled is a reasonable basis on which to determine expected credit losses for trade receivables held at October 17, 2025, because the composition of the trade receivables at that date is consistent with that used in developing the historical credit-loss percentages (i.e., the similar risk characteristics of its customers and its lending practices have not changed significantly over time).

Management developed this estimate based on its knowledge of past experience for which there were similar environments in the economy. As a result, management applied the applicable credit loss rates to determine the expected credit loss estimate for each payor category. Accordingly, the allowance for expected credit losses on October 17, 2025, and December 31, 2024, totaled $145,401 and $81,222, respectively.

Revenue recognition: The Companies recognize revenues in accordance with ASC Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contacts with customers as follows:

•	Identify the contract with a customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contract
•	Recognize revenue when or as performance obligations are satisfied

The Companies’ revenues primarily consist of product sales of ready-mix concrete to its customers throughout Oklahoma. Results of operations are substantially affected by economic conditions, especially in the construction industry.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Revenue recognition (continued): The Companies record revenue from sales or merchandise upon delivery of the goods to the customer, which is when the performance obligation is satisfied. These revenues are recognized at a point in time.

The transaction price is the amount of consideration to which the Companies expect to be entitled in exchange for transferring goods to the customer. Revenue is recorded based on the transaction price, which is considered fixed consideration. There is no variable consideration in the transactions between the Companies and their customers.

The timing of revenue recognition is consistent with the right to invoice and generally payment within 30 days. Payment terms and conditions for sales to customers vary based on the Companies’ assessment of individual customers as well as industry expectations. It is not the Companies’ standard business practice to offer extended payment terms longer than 90 days. Accordingly, the Companies have determined that a significant financing component generally does not exist.

The Companies exclude from revenue sales taxes and other government-assessed and imposed taxes on revenue-generating activities that are invoiced to customers.

The Companies have generally provided assurance type warranties for their goods. The warranty only extends for a limited duration following the transfer of the goods. Historically, warranty claims have not resulted in material costs incurred. The Companies do not consider these warranties to be performance obligations.

Income taxes: SRM accounts for income taxes using the asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined as part of the financial reporting process. Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amounts that will more likely than not be realized. Income tax expense is the current tax provision for the period plus or minus the net change in the deferred tax assets and liabilities.

No provision for United States federal, state, or local income taxes has been provided for Sand or Leasing and its subsidiary, as members are individually liable for taxes on their proportionate share of the income or loss.

Management has evaluated the Companies’ tax positions and concluded that the Companies have taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance.

Goodwill: In 2018, the Companies adopted Accounting Standards Update (ASU) No. 2014-02; Intangibles-Goodwill and Other (Topic 350). Accordingly, goodwill is not amortized and is tested for impairment in accordance with the general goodwill impairment guidance under Topic 350. Goodwill is tested for impairment at least annually, or more frequently if events or circumstances occur that indicate it is more likely than not that the fair value of the Companies is less than their carrying amount. If such events or circumstances are present, the estimated fair value of the Companies is compared to their carrying amount and an impairment loss is recognized for the excess of the carrying amount over fair value (if any), not to exceed the carrying amount of goodwill. No indicators of impairment of the Companies’ goodwill were identified or recognized during the period ended October 17, 2025, and year ended December 31, 2024.

Asset retirement obligations: The Companies recognize the fair value of an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. The Companies determine the fair value of the asset retirement obligation by calculating the present value of the expected cash flows. The fair value of the liability is added to the carrying amount of the associated asset. As of October 17, 2025, and December 31, 2024, the Companies have no net amounts included in property and equipment for asset retirement obligations, as all such amounts have been fully depreciated in the year of recognition.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 1.	Nature of Operations and Significant Accounting Policies (Continued)

Asset retirement obligations (continued): The retirement obligation will increase as production continues, including an adjustment for accretion related to the passage of time, until the obligation is settled.

The asset retirement obligation is adjusted annually for any liabilities incurred or settled during the period, accretion expense, and any revisions in estimated cash flows.

Advertising costs: The costs of advertising and promotion activities are expensed as they are incurred. Advertising expense was approximately $4,000 and $3,000 for the period ended October 17, 2025, and year ended December 31, 2024, respectively.

Concentration of risk: The Companies maintain cash deposits in financial institutions which, at times, may exceed the Federal Deposit Insurance Corporation insurance limit of $250,000. Federal deposit insurance corporation (FDIC) limits cover all traditional type deposit accounts up to $250,000. At October 17, 2025, approximately $771,000 exceeds the FDIC and other regulatory insured limits. The Companies have not experienced any losses in such accounts and do not believe they are exposed to any significant risk on cash.

Subsequent events: The Companies have evaluated subsequent events through March 18, 2026, which is the date the financial statements were available to be issued. There were no other subsequent events requiring recognition.

On October 18, 2025, the Company entered into an Equity and Asset Purchase and Contribution Agreement with Eagle Redi-Mix Concrete, LLC and related parties to sell substantially all of the Company’s operating assets and equity interests in certain subsidiaries. The consideration for the transaction consists of cash, equity interests in the purchaser’s parent entity, and the purchaser’s assumption of certain liabilities. The transaction occurred after October 17, 2025, balance sheet date and therefore has not been reflected in the accompanying financial statements as of and for the year then ended. Management evaluated the financial reporting effects of this transaction; however, those effects do not require adjustment to the historical amounts presented and will be reflected prospectively in periods after closing.

Note 2.	Property and Equipment

Property and equipment are summarized as follows:

	October 17,	December 31,
	2025	2024
Land and land improvements	$7,816,428	$7,835,643
Buildings	3,908,621	4,171,167
Leasehold improvements	100,000	100,000
Machinery and equipment	26,752,931	29,114,220
Transportation equipment	34,160,692	35,818,074
Office equipment	30,503	220,552
Construction in-process	318,261	-
	73,087,436	77,259,656

Less accumulated depreciation	(47,732,276)	(49,813,186)
Net property and equipment	$25,355,160	$27,446,470

The Companies’ depreciation expense for the period ended October 17, 2025, and year ended December 31, 2024, was approximately $3,723,000 and $5,321,000, respectfully.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 3.	Income Taxes

Net deferred tax assets and liabilities in the financial statements consist of the following at October 17, 2025, and December 31, 2024. All current and deferred tax provisions were a result of SRM operations. The subsidiaries’ results of operations are pass-through entities and therefore no deferred tax assets or liabilities are required to be provided.

	2025	2024
Deferred tax assets:
Intangible assets	$1,115,146	$1,213,364
State tax credits	(177,271)	(177,271)
Miscellaneous temporary differences	49,583	49,583
Valuation allowance	993,107	502,919
Total deferred tax asset	1,980,565	1,588,595

Deferred tax liabilities:
Property and equipment basis differences	(1,980,565)	(1,588,595)
Total deferred tax liabilities	(1,980,565)	(1,588,595)
	$-	$-

The provision for income taxes charged to operations for the period ended October 17, 2025, and year ended December 31, 2024, consist of the following:

	2025	2024
Current tax expense (benefit)	$583,184	$581,181
Deferred tax benefit	471,382	477,031
Valuation allowance	(471,382)	(477,031)
	$583,184	$581,181

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate (21%) to pretax income for the period ended October 17, 2025, and year ended December 31, 2024, due to the following:

	2025	2024
Computed “expected” tax (expense) benefit	$1,634,637	$1,029,512
Decrease (increase) in income taxes resulting from:
Reverse non-controlling interest	(556,223)	(221,540)
Permanent difference	24,427	137,554
State income taxes, net of federal tax benefit	-	94,897
Fuel tax and other credits applied	(37,094)	(49,458)
Other	(11,181)	67,247
Change in valuation allowance	(471,382)	(477,031)
	$583,184	$581,181

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 4.	Line of Credit

SRM’s line of credit was renewed on July 16, 2024, with an available balance of $3,000,000. The line of credit matures July 30, 2026. The line carries a variable rate of interest (Prosperity Bank, N.A. Prime Rate) and requires a monthly interest payment based on outstanding borrowings. At October 17, 2025, and December 31, 2024, the line of credit had an outstanding balance of $0 and $137,955 and an interest rate of 7.25 percent. The line of credit is collateralized by all inventory, equipment, and general intangibles of the Companies in addition to being guaranteed by SRM, Sand and Leasing and its subsidiary and the individual stockholders and members.

Note 5.	Long-Term Debt

The Companies’ Long-term debt consists of the following at October 17, 2025, and December 31, 2024:

	2025	2024
Note payable to bank for $4,500,000, with interest at 4.75%, payable in monthly principal and interest installments of $63,225 beginning May 2018 and maturing April 2025. Collateralized by equipment.	$-	$309,048

Note payable to Metro Ready Mix for $6,000,000, with interest at 3.5%, payable in monthly principal and interest installments of $80,639 beginning May 2018 and maturing April 2025. Guaranteed by owners of Company.	-	320,217

Note payable to Metro Ready Mix, LLC, for $2,500,000, with interest at 3.5%, payable in monthly principal and interest installments of $33,600 beginning May 2018 and maturing April 2025. Guaranteed by owners of Company.	-	133,423

Note payable to bank for $2,900,000, with interest at 3.75%, payable in monthly principal and interest installments of $53,155 beginning August 2020 and maturing July 2025. Collateralized by equipment.	-	265,502

Note payable to bank for $669,327, with interest at 1.90%, payable in monthly principal and interest installments of $11,703 beginning August 2020 and maturing July 2025. Guaranteed by owners of Company.	-	81,260

Note payable to bank for $2,500,000, with interest at 3.5%, payable in monthly principal and interest installments of $73,319 beginning March 2022 and maturing March 2025. Collateralized by equipment.	-	219,706

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 5.	Long-Term Debt (Continued)

	2025	2024
Note payable to equipment financing company for $419,300, with interest at 3.99% payable in monthly principal and interest installments of $9,466 beginning September 2024 and maturing August 2028. Collateralized by equipment.	$-	$387,025

Note payable to equipment financing company for $281,015, with interest at 0%, payable in monthly principal and interest installments of $7,807 beginning March 2024 and maturing February 2027. Collateralized by equipment.	-	218,567

Note payable to bank for $3,000,000, with interest at 8%, payable in monthly principal and interest installments of $94,154 beginning April 2024 and maturing March 2027. Collateralized by equipment.	-	989,062

Note payable to equipment financing company for $766,651 with interest at 5.99%, payable in monthly principal and interest installments of $14,818 beginning April 2024 and maturing March 2029. Collateralized by equipment.	-	742,854

Note payable to equipment financing company for $537,971 with interest at 5.99%, payable in monthly principal and interest installments of $10,398 beginning April 2024 and maturing March 2029. Collateralized by equipment.	-	521,272
	$-	$4,187,936

Current maturities	-	2,733,501
Long-term maturities	-	1,454,435

Note 6.	Leases

The Companies lease the majority of their plant locations for various terms under operating lease agreements. The leases expire at various dates through 2028. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 6.	Leases (continued)

Right-of-use assets:
January 1, 2025	$1,305,300
Lease cancellation	(781,208)
Amortization	(99,486)
Total lease assets	$424,606

Liabilities:
January 1, 2025	$1,305,300
Lease payments	(102,500)
Lease cancellation	(781,208)
Interest accretion	3,014
Total lease liabilities	$424,606

Lease cost at October 17, 2025	$424,606
Operating cash flows for lease	$99,486
Reamaining lease term	4 Years
Discount rate	4.36% - 4.41%

Pursuant to the terms of the Companies’ lease agreements in effect at January 1, 2024, the following table summarized the Companies’ maturities of lease liabilities as of October 17, 2025:

2025	35,000
2026	150,000
2027	150,000
2028	137,500
Total Lease Payments	472,500
Less: imputed interest	(47,894)
Present value of lease liabilities	424,606
Less: current obligations under leases	(145,818)
Total	$278,788

Note 7.	Asset Retirement Obligations

Asset retirement obligations for the Companies result primarily from the acquisition, development, and/or normal use of stone and sand manufacturing plants and include the reclamation of site damage created during production operations, as well as subsequent removal of plant equipment. Reconciliation of the asset retirement obligation liability is as follows at October 17, 2025, and December 31, 2024:

	2025	2024
Balance at beginning of year	$50,000	50,000
Accretion expense	-	-
Balance at end of year	$50,000	$50,000

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 8.	Related-Party Transactions

Transactions with companies under common ownership include the following at December 31:

	2025	2024
Accounts receivable
Schwarz Paving Company, Inc.	$212,527	$156,600

Revenues received from:
Schwarz Asphalt Company, Inc.	$284,116	$176
Schwarz Paving Company, Inc.	2,886,016	2,646,070
	$3,170,132	$2,646,246

The Companies have unsecured notes payable to individual shareholders and members. These notes were renewed October 17, 2025, and mature on December 31, 2027. Interest accrues at 7% and is payable annually with all outstanding principal and interest due at maturity. The notes’ balance was $2,147,000 and $8,263,000 at October 17, 2025, and December 31, 2024, respectively. Interest expense related to the notes was $187,446 and $599,118 for the period ended October 17, 2025, and year ended December 31, 2024, respectively.

Note 9.	Variable Interest Entities

The Consolidations Topic of the FASB Accounting Standards Codification establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity (VIE) should be consolidated with its primary beneficiary. This topic requires a variable interest entity to be consolidated by a company if that company has the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of, or receive benefits from the VIE that could potentially be significant to the VIE.

SRM Leasing, LLC and subsidiary and Schwarz Sand, LLC are considered VIEs and SRM the primary beneficiary under the requirements of Accounting Standards Codification 810, Consolidation (ASC 810). An entity with a controlling interest in a VIE is generally deemed to be its primary beneficiary.

Leasing’s revenues are derived substantially from SRM through leasing arrangements. SRM and Leasing are co-borrowers on Leasing’s primary long-term debt obligations totaling $265,502 and $978,970 at October 17, 2025, and December 31, 2024, respectively. There is subordinated financial support of Leasing through loans from common owners totaling $1,550,000 and $2,000,000 at October 17, 2025, and December 31, 2024, respectively. Furthermore, there is an implicit agreement that SRM will provide financial support to Leasing in order for Leasing to fund debt services obligations and operations. Based on these factors SRM has determined Leasing meets the definition of a VIE and SRM is its primary beneficiary.

Sand’s revenues are derived substantially from SRM through the sale of its product. SRM and Sand are co-borrowers on a $3,000,000 line-of-credit facility at October 17, 2025, and December 31, 2024. There is subordinated financial support of Sand through loans from common owners totaling $3,000,000 at October 17, 2025, and December 31, 2024, respectively. Furthermore, there is an implicit agreement that SRM will provide financial support to Sand in order for it to fund operations. Based on these factors SRM has determined Sand meets the definition of a VIE and SRM is its primary beneficiary.

Although SRM does not hold equity interests in Leasing or Sand, SRM is required to consolidate Leasing and Sand under ASC 810. Leasing and Sand are organized as limited liability companies. The member’s equity in Leasing and Sand is reflected as non-controlling interests in the consolidated financial statements and the net income of Leasing and Sand is allocated to the non-controlling interests.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 9.	Variable Interest Entities (Continued)

Summarized financial information for Leasing and its subsidiary and Sand before consolidating entries, as of October 17, 2025, is as follows:

	Schwarz Sand, LLC	SRM Leasing, LLC and Subsidiary
Cash	$26,960	$4,224
Accounts receivable, net	616,618	1,707,959
Other current assets	599,304	53,530
Property and equipment, net	7,381,452	10,887,677
	$8,624,334	$12,653,390

Accounts payable	$7,512,235	$-
Accrued expenses	49,546	-
Long-term debt	-	-
Asset retirement obligation	50,000	-
	$7,611,781	$-

Members’ equity	1,012,553	12,653,390
Total liabilities and members’ equity	$8,624,334	$12,653,390

And as of December 31, 2024, is as follows:

	Schwarz Sand, LLC	SRM Leasing, LLC and Subsidiary
Cash	$-	$1,566,665
Accounts receivable, net	421,256	3,500
Other current assets	384,648	103,705
Property and equipment, net	8,113,846	11,946,837
	$8,919,750	$13,620,707

Accounts payable	$4,915,628	$67,789
Accrued expenses	338,374	1,254,563
Long-term debt	3,576,139	1,550,000
Asset retirement obligation	50,000	-
	$8,880,141	$2,872,352

Members’ equity	39,609	10,748,355
Total liabilities and members’ equity	$8,919,750	$13,620,707

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Notes to Consolidated Financial Statements

Period Ended October 17, 2025, and Year Ended December 31, 2024

Note 10.	Employee Benefit Plan

The Companies’ employees may participate in a defined contribution retirement plan with features under section 401(k) of the Internal Revenue Code through the multiple employer plan entitled Schwarz Paving Co., Inc. 401(k) Savings Plan. Employees who have completed three months of service and are 18 years of age are eligible to participate in the plan.

The Companies may make discretionary matching contributions as well as profit sharing contributions. Employees must complete 1,000 hours of service and be employed on the last day of the year to receive a profit-sharing contribution. Discretionary matching contributions were approximately $400,000 and $573,000 for the period ended October 17, 2025, and year ended December 31, 2024. No profit-sharing contributions were made for the period ended October 17, 2025, and year ended December 31, 2024.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Supplementary Information

Consolidating Balance Sheets and Statements of Operations

For the Period Ended October 17, 2025, and Year Ended December 31, 2024

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets
October 17, 2025

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Assets
Current assets
Cash	$979,021	$26,960	$4,224	$-	$1,010,205
Accounts receivable, net of allowance for doubtful accounts	17,762,739	616,618	1,707,959	(9,144,270)	10,943,046
Inventory	3,037,930	556,439	-	-	3,594,369
Prepaid expenses	127,903	42,865	53,530	-	224,298
Total current assets	21,907,593	1,242,882	1,765,713	(9,144,270)	15,771,918

Other long-term assets	20,000	-	-	-	20,000
Goodwill	5,453,386	-	-	-	5,453,386
Right-of-use assets	424,606	-	-	-	424,606
Property and equipment, net	7,086,031	7,381,452	10,887,677	-	25,355,160
Total long-term assets	12,984,023	7,381,452	10,887,677	-	31,253,152

Total assets	$34,891,616	$8,624,334	$12,653,390	$(9,144,270)	$47,025,070

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,368,089	$7,512,235	$-	$(9,144,270)	$5,736,054
Accrued expenses	395,360	49,546	-	-	444,906
Income taxes payable	579,527	-	-	-	579,527
Customer deposits	-	-	-	-	-
Line of credit	-	-	-	-	-
Current maturities of lease liabilities	145,818	-	-	-	145,818
Current maturities of long-term debt	-	-	-	-	-
Total current liabilities	8,488,794	7,561,781	-	(9,144,270)	6,906,305

Long-term liabilities:
Asset retirement obligation	-	50,000	-	-	50,000
Notes payable to shareholders and members	2,147,000	-	-	-	2,147,000
Long-term lease liabilities	278,788	-	-	-	278,788
Long-term debt, net of current maturities	-	-	-	-	-
Total long-term liabilities	2,425,788	50,000	-	-	2,475,788

Total liabilities	10,914,582	7,611,781	-	(9,144,270)	9,382,093

Stockholders’ Equity
Common stock - $1 par value, 100,000 authorized shares; 1,000 shares issued and outstanding	1,000	-	-	-	1,000
Retained earnings	23,976,034	-	-	-	23,976,034
Members capital	-	1,012,553	12,653,390	(13,665,943)	-
Total stockholders’ equity - Schwarz Ready Mix	23,977,034	1,012,553	12,653,390	(13,665,943)	23,977,034

Noncontrolling interests	-	-	-	13,665,943	13,665,943
Total equity	23,977,034	1,012,553	12,653,390	-	37,642,977

Total liabilities and stockholders’ equity	$34,891,616	$8,624,334	$12,653,390	$(9,144,270)	$47,025,070

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Balance Sheets
December 31, 2024

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Assets
Current assets
Cash	$2,106,127	$-	$1,566,665	$-	$3,672,792
Accounts receivable, net of allowance for doubtful accounts	15,493,116	421,256	3,500	(4,792,292)	11,125,580
Inventory	3,036,864	383,226	-	-	3,420,090
Prepaid expenses	550,559	1,422	103,705	-	655,686
Total current assets	21,186,666	805,904	1,673,870	(4,792,292)	18,874,148

Other long-term assets	20,000	-	-	-	20,000
Goodwill	5,453,386	-	-	-	5,453,386
Right-of-use assets	1,305,300	-	-	-	1,305,300
Property and equipment, net	7,385,787	8,113,846	11,946,837	-	27,446,470
Total long-term assets	14,164,473	8,113,846	11,946,837	-	34,225,156

Total assets	$35,351,139	$8,919,750	$13,620,707	$(4,792,292)	$53,099,304

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,906,361	$4,915,628	$67,789	$(4,792,292)	$5,097,486
Accrued expenses	799,571	21,830	-	-	821,401
Income taxes payable	546,344	-	-	-	546,344
Customer deposits	3,240,302	-	-	-	3,240,302
Line of credit	137,955	-	-	-	137,955
Current maturities of lease liabilities	136,225	-	-	-	136,225
Current maturities of long-term debt	1,162,394	316,544	1,254,563	-	2,733,501
Total current liabilities	10,929,152	5,254,002	1,322,352	(4,792,292)	12,713,214

Long-term liabilities:
Asset retirement obligation	-	50,000	-	-	50,000
Notes payable to shareholders and members	3,863,000	2,850,000	1,550,000	-	8,263,000
Long-term lease liabilities	1,169,075	-	-	-	1,169,075
Long-term debt, net of current maturities	728,296	726,139	-	-	1,454,435
Total long-term liabilities	5,760,371	3,626,139	1,550,000	-	10,936,510

Total liabilities	16,689,523	8,880,141	2,872,352	(4,792,292)	23,649,724

Stockholders’ Equity
Common stock - $1 par value, 100,000 authorized shares; 1,000 shares issued and outstanding	1,000	-	-	-	1,000
Retained earnings	18,660,616	-	-	-	18,660,616
Members capital	-	39,609	10,748,355	(10,787,964)	-
Total stockholders’ equity - Schwarz Ready Mix	18,661,616	39,609	10,748,355	(10,787,964)	18,661,616

Noncontrolling interests	-	-	-	10,787,964	10,787,964
Total equity	18,661,616	39,609	10,748,355	-	29,449,580

Total liabilities and stockholders’ equity	$35,351,139	$8,919,750	$13,620,707	$(4,792,292)	$53,099,304

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Operations
Period Ended October 17, 2025

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Revenues earned	$73,134,853	$5,587,596	$3,089,193	$(6,381,140)	$75,430,502
Cost of revenues earned	64,564,943	4,678,438	1,125,992	(6,316,790)	64,052,583
Gross profit	8,569,910	909,158	1,963,201	(64,350)	11,377,919

General and administrative expenses	2,949,854	194,567	15,912	(64,350)	3,095,983
Income from operations	5,620,056	714,591	1,947,289	-	8,281,936

Other income (expense)
Interest expense	(187,446)	(149,441)	(29,596)	-	(366,483)
Gain (loss) on sale of assets	401,994	404,458	(26,015)	-	780,437
Other income	63,998	3,336	13,357	-	80,691
	278,546	258,353	(42,254)	-	494,645

Net income before income taxes	5,898,602	972,944	1,905,035	-	8,776,581

Income tax expense	(583,184)	-	-	-	(583,184)
Net income - consolidated	5,315,418	972,944	1,905,035	-	8,193,397

Net income (loss) attributable to noncontrolling interests	-	972,944	1,905,035	-	2,877,979

Net income - Schwarz Ready Mix	$5,315,418	$-	$-	$-	$5,315,418

See notes to consolidated financial statements.

SRM, Inc. dba Schwarz Ready Mix and Subsidiaries

Consolidated Statements of Operations
Years Ended December 31, 2024

	Schwarz Ready Mix	Schwarz Sand, LLC	SRM Leasing LLC and Subsidiary	Eliminating	Total
Revenues earned	$91,904,864	$4,898,406	$4,203,458	$(6,391,888)	$94,614,840
Cost of revenues earned	82,305,363	5,436,260	1,990,252	(6,306,088)	83,425,787
Gross profit	9,599,501	(537,854)	2,213,206	(85,800)	11,189,053

General and administrative expenses	4,948,167	126,777	22,456	(85,800)	5,011,600
Income from operations	4,651,334	(664,631)	2,190,750	-	6,177,453

Other income (expense)
Interest expense	(441,786)	(251,345)	(268,346)	-	(961,477)
Gain (loss) on sale of assets	48,500	23,583	6,000	-	78,083
Other income	134,780	1,612	17,328	-	153,720
	(258,506)	(226,150)	(245,018)	-	(729,674)

Net income before income taxes	4,392,828	(890,781)	1,945,732	-	5,447,779

Income tax expense	(581,181)	-	-	-	(581,181)
Net income - consolidated	3,811,647	(890,781)	1,945,732	-	4,866,598

Net income (loss) attributable to noncontrolling interests	-	(890,781)	1,945,732	-	1,054,951

Net income - Schwarz Ready Mix	$3,811,647	$-	$-	$-	$3,811,647

See notes to consolidated financial statements.